BYLAWS

OF

LONDONLA INC.

a Wyoming corporation

Adopted as of March 25, 2026

ARTICLE I — OFFICES

1.1 Registered Office.

The registered office of LONDONLA INC. (the “Corporation”) in the State of Wyoming shall be located at the address of its registered agent as stated in the Corporation’s Articles of Incorporation, or at such other place within Wyoming as the Board of Directors (the “Board”) may from time to time designate, subject to the filing of any required notice with the Wyoming Secretary of State.

1.2 Other Offices.

The Corporation may also have offices at such other places, within or outside the State of Wyoming, as the Board may from time to time determine or as the business of the Corporation may require.

ARTICLE II — MEETINGS OF SHAREHOLDERS

2.1 Annual Meeting.

An annual meeting of shareholders shall be held each year, at such date, time, and place (if any), either within or outside Wyoming, or by means of remote communication, as the Board shall determine, for the purpose of electing directors and transacting such other business as may properly come before the meeting. If the date fixed for the annual meeting falls upon a legal holiday, the meeting shall be held on the next succeeding business day.

2.2 Special Meetings.

Special meetings of shareholders, for any purpose or purposes, may be called at any time only by: (a) the Chairperson of the Board, (b) the Chief Executive Officer, or (c) the Board pursuant to a resolution adopted by a majority of the total number of directors that the Corporation would have if there were no vacancies (the “Whole Board”).

Business transacted at a special meeting shall be limited to the purposes stated in the notice of meeting.

2.3 Notice of Meetings.

Written or electronic notice stating the place (if any), day, hour, and means of remote communication (if any) for any meeting of shareholders, and, in the case of a special meeting, the purpose(s) for which the meeting is called, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each shareholder of record entitled to vote at such meeting, in accordance with the Wyoming Business Corporation Act, Wyo. Stat. Ann. § 17-16-101 et seq. (the “Act”).

2.4 Record Date.

The Board may fix in advance a record date for determining shareholders entitled to notice of, or to vote at, any meeting of shareholders, to receive payment of any dividend or other distribution, or to take any other action, which record date shall not be more than seventy (70) days, and in the case of a meeting, not less than ten (10) days, before the date of the meeting or action requiring such determination.

2.5 Quorum.

Unless otherwise required by law or the Articles of Incorporation, the holders of a majority of the voting power of the shares entitled to vote, present in person or represented by proxy, shall constitute a quorum at any meeting of shareholders. If a quorum is not present, the chairperson of the meeting or the holders of a majority of the voting power present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

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2.6 Voting; Proxies.

Except as otherwise provided by the Articles of Incorporation or the Act, each shareholder shall be entitled to one vote for each share of voting stock held of record on the applicable record date. A shareholder may vote either in person or by proxy executed in writing or by any other means permitted by the Act. Except as otherwise required by law or the Articles of Incorporation, all matters other than the election of directors shall be decided by the affirmative vote of a majority of the votes cast, and directors shall be elected by a plurality of the votes cast, at a meeting at which a quorum is present.

2.7 Action by Written Consent.

Subject to the rights of any series of Preferred Stock then outstanding, any action required or permitted to be taken at any meeting of shareholders may be taken at a duly called annual or special meeting or may be effected by written consent of shareholders in lieu of a meeting.

2.8 Advance Notice of Shareholder Business and Director Nominations.

To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting given by or at the direction of the Board, (b) otherwise brought before the meeting by or at the direction of the Board, or (c) otherwise properly brought before the meeting by a shareholder of record entitled to vote who has complied with the notice procedures set forth in this Section 2.8.

For business or director nominations to be properly brought by a shareholder, the shareholder must give timely written notice to the Secretary of the Corporation. To be timely, a shareholder’s notice must be received at the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th) day, nor earlier than the close of business on the one hundred twentieth (120th) day, prior to the first anniversary of the preceding year’s annual meeting; provided, that if the annual meeting is convened more than thirty (30) days before or delayed by more than sixty (60) days after the anniversary date, notice must instead be received no earlier than the close of business on the 120th day prior to such annual meeting and no later than the close of business on the later of the 90th day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made.

Such shareholder’s notice shall set forth, as to each matter the shareholder proposes to bring before the meeting and as to each person the shareholder proposes to nominate for election as a director, the information required by the Act and such additional information as the Board may reasonably require, including the shareholder’s name and address, the class and number of shares beneficially owned, any derivative or hedging positions, and, for nominees, the information required by Item 401 of Regulation S-K and the nominee’s written consent to be named and to serve.

2.9 Conduct of Meetings; Remote Participation.

The Board may, in its discretion, determine that any meeting of shareholders shall not be held at any place but instead be held solely by means of remote communication in accordance with the Act. The chairperson of the meeting shall have broad authority to conduct the meeting in an orderly manner, including by establishing rules of procedure and adjourning the meeting.

2.10 Inspectors of Election.

The Corporation may appoint one or more inspectors of election to act at any meeting of shareholders. Upon the effectiveness of the Corporation's registration statement and to the extent required by applicable stock exchange rules or applicable law, the Corporation shall appoint one or more inspectors of election to act at meetings of shareholders and prepare a written report of the voting results.

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ARTICLE III — BOARD OF DIRECTORS

3.1 General Powers.

The business and affairs of the Corporation shall be managed by or under the direction of the Board, which may exercise all such powers of the Corporation and do all such lawful acts as are not by law, the Articles of Incorporation, or these Bylaws directed or required to be exercised or done by the shareholders.

3.2 Number, Election, and Term.

The Board shall consist of not less than ONE (1) and not more than ELEVEN (11) directors, the exact number to be fixed from time to time by resolution of the Board. Each director shall hold office until the next annual meeting of shareholders and until such director’s successor is duly elected and qualified, or until such director’s earlier death, resignation, disqualification, or removal.

3.3 Vacancies.

Except as otherwise provided by law or the Articles of Incorporation, any vacancy on the Board, including a vacancy resulting from an increase in the number of directors, may be filled only by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. A director elected to fill a vacancy shall hold office for the unexpired term of his or her predecessor and until such director’s successor is duly elected and qualified.

3.4 Removal; Resignation.

Subject to the rights of any series of Preferred Stock then outstanding, any director or the entire Board may be removed, with or without cause, by the affirmative vote of the holders of a majority of the voting power of the outstanding shares then entitled to vote generally in the election of directors. Any director may resign at any time by written notice to the Corporation. The resignation shall become effective upon receipt unless otherwise specified.

3.5 Regular Meetings.

Regular meetings of the Board may be held without notice at such times and places as the Board may from time to time determine.

3.6 Special Meetings.

Special meetings of the Board may be called by the Chairperson of the Board, the Chief Executive Officer, or any two (2) directors, on at least twenty-four (24) hours’ notice to each director, given personally, by telephone, electronic mail, or other electronic means. Notice need not state the purpose of a special meeting unless required by law or the Articles of Incorporation.

3.7 Quorum; Vote Required for Action.

A majority of the Whole Board shall constitute a quorum for the transaction of business. Except as otherwise required by law, the Articles of Incorporation, or these Bylaws, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board.

3.8 Telephonic Meetings.

Members of the Board, or any committee thereof, may participate in a meeting by means of conference telephone, video conference, or similar communications equipment by means of which all persons participating in the meeting can hear and be heard by each other, and such participation shall constitute presence in person at such meeting.

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3.9 Action Without a Meeting.

Any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent in writing or by electronic transmission to the adoption of a resolution authorizing such action, and such writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee.

3.10 Compensation of Directors.

The Board shall have the authority to fix the compensation of directors, including retainers, meeting fees, and equity awards, for their services in such capacity. Nothing herein shall preclude any director from also serving the Corporation as an officer or employee and receiving compensation for such other services.

3.11 Chairperson of the Board.

The Board may designate a Chairperson of the Board from among its members, who, if present, shall preside at meetings of the Board and perform such other duties as the Board may prescribe. The Board may, in its discretion, separate or combine the offices of Chairperson of the Board and Chief Executive Officer, and may designate a Lead Independent Director with such duties as the Board may determine.

ARTICLE IV — COMMITTEES OF THE BOARD

4.1 Designation.

The Board may, by resolution adopted by a majority of the Whole Board, designate one or more committees, each committee to consist of one or more directors. The Board shall designate an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee (or committees performing equivalent functions) no later than such time as required for compliance with the applicable rules of the U.S. Securities and Exchange Commission (the “SEC”) and the listing standards of the national securities exchange on which the Corporation’s securities are listed.

4.2 Powers.

Any such committee, to the extent provided in the resolution establishing it and permitted by the Act, shall have and may exercise the powers of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation, if any, to be affixed to documents.

4.3 Committee Procedures.

Each committee shall keep regular minutes of its proceedings and report the same to the Board when required. Unless the Board otherwise provides, each committee may fix its own rules of procedure, including quorum (which shall not be less than a majority of its members) and notice requirements.

ARTICLE V — OFFICERS

5.1 Designated Officers.

The officers of the Corporation shall be elected or appointed by the Board and may include a Chief Executive Officer, a President, one or more Vice Presidents, a Chief Financial Officer, a Secretary, a Treasurer, and such other officers and assistant officers as the Board may from time to time deem necessary. Any two or more offices may be held by the same person, except the offices of President and Secretary.

5.2 Term; Removal; Resignation.

Each officer shall hold office until such officer’s successor is elected and qualified or until such officer’s earlier resignation or removal. Any officer may be removed, with or without cause, by the Board at any time, without prejudice to such officer’s contract rights, if any. Any officer may resign at any time by delivering written notice to the Corporation. Such resignation shall be effective upon receipt unless a later effective date is specified.

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5.3 Chief Executive Officer.

The Chief Executive Officer shall, subject to the direction of the Board, have general supervision and control over the business and affairs of the Corporation and shall perform such other duties as the Board may from time to time prescribe.

5.4 President.

The President, if one is designated separately from the Chief Executive Officer, shall have such powers and duties as the Board or the Chief Executive Officer may prescribe.

5.5 Chief Financial Officer.

The Chief Financial Officer shall have general charge of the financial affairs of the Corporation, shall cause to be kept full and accurate accounts of receipts and disbursements, and shall perform such other duties as the Board or Chief Executive Officer may prescribe. Following the effectiveness of the Corporation's registration statement, the Chief Financial Officer shall be responsible for coordinating the certifications required of the Corporation’s principal financial officer under the Sarbanes-Oxley Act of 2002 and the rules of the SEC.

5.6 Secretary.

The Secretary shall attend all meetings of the Board and of the shareholders, record all votes and the minutes of proceedings in a book kept for that purpose, give or cause to be given notice of all meetings, keep in safe custody the seal of the Corporation (if any), and perform such other duties as the Board may prescribe.

5.7 Treasurer.

The Treasurer, if a separate office, shall have custody of the corporate funds and securities and shall perform such other duties as the Board may prescribe.

5.8 Delegation.

In case of the absence of any officer, or for any other reason the Board may deem sufficient, the Board may delegate, for the time being, the powers or duties of such officer to any other officer or to any director.

ARTICLE VI — CAPITAL STOCK

6.1 Certificated and Uncertificated Shares.

Shares of the Corporation’s capital stock may be certificated or uncertificated, as provided under the Act, and shall be entered in the books of the Corporation as they are issued. Each holder of certificated shares shall be entitled to a certificate, signed by or in the name of the Corporation by the Chief Executive Officer or President and by the Secretary or Treasurer, certifying the number and class (and series, if any) of shares owned. The Corporation may issue a new certificate in place of one alleged to have been lost, stolen, or destroyed, upon such terms, including indemnification of the Corporation and its agents, as the Board may require.

6.2 Transfer of Shares.

Transfers of shares shall be made on the books of the Corporation only by the holder of record, or by such holder’s attorney lawfully constituted, and, in the case of certificated shares, upon surrender of the certificate, properly endorsed, or upon compliance with such other procedures as the Board or the Corporation’s transfer agent may prescribe.

6.3 Transfer Agent and Registrar.

The Board may appoint one or more transfer agents and registrars for each class of stock of the Corporation and may require all certificates for shares to bear the signature of any such transfer agent or registrar.

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ARTICLE VII — DIVIDENDS, FINANCE, AND CORPORATE RECORDS

7.1 Dividends.

Subject to the Act and the Articles of Incorporation, the Board may declare and pay dividends or other distributions upon the shares of the Corporation’s capital stock, either in cash, property, or shares of the Corporation’s capital stock, out of any funds legally available therefor.

7.2 Reserves.

Before payment of any dividend, the Board may set aside out of any funds of the Corporation available for dividends such sum or sums as the Board, in its discretion, deems proper as a reserve fund for any proper purpose, and the Board may abolish any such reserve.

7.3 Fiscal Year.

The fiscal year of the Corporation shall be fixed by resolution of the Board and may be changed by the Board from time to time.

7.4 Checks, Drafts, Contracts.

All checks, drafts, or other orders for the payment of money, and all notes, bonds, or other evidences of indebtedness, shall be signed by such officer(s) or agent(s) of the Corporation, and in such manner, as shall from time to time be determined by resolution of the Board.

7.5 Books and Records.

The Corporation shall keep correct and complete books and records of account, minutes of the proceedings of its shareholders, Board, and committees, and a record of its shareholders, in accordance with the requirements of the Act and, following the effectiveness of the Corporation's registration statement, the books and records requirements of the Exchange Act and applicable stock exchange rules.

7.6 Corporate Seal.

The Board may adopt a corporate seal, which may be altered at the Board’s pleasure, and may be used by causing it, or a facsimile of it, to be impressed, affixed, or reproduced. The failure to affix the seal shall not affect the validity of any instrument.

ARTICLE VIII — INDEMNIFICATION AND INSURANCE

8.1 Right to Indemnification.

The Corporation shall indemnify, to the fullest extent permitted by the Act as it now exists or may hereafter be amended, any person who was or is made, or is threatened to be made, a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, investigative, or otherwise, including any action by or in the right of the Corporation, by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such person.

8.2 Advancement of Expenses.

The Corporation shall, to the fullest extent not prohibited by the Act, pay the expenses (including attorneys’ fees) incurred by a director or officer in defending any such proceeding in advance of its final disposition, provided that, if required by the Act, such advancement shall be made only upon delivery of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it shall ultimately be determined that such person is not entitled to be indemnified under this Article VIII or otherwise.

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8.3 Non-Exclusivity.

The rights to indemnification and advancement of expenses conferred by this Article VIII shall not be exclusive of any other right which any person may have or hereafter acquire under the Articles of Incorporation, any statute, agreement, vote of shareholders or disinterested directors, or otherwise.

8.4 Insurance.

The Corporation may purchase and maintain insurance, including directors’ and officers’ liability insurance, on behalf of any person who is or was a director, officer, employee, or agent of the Corporation, against any liability asserted against such person and incurred by such person in any such capacity, whether or not the Corporation would have the power to indemnify such person against such liability under the Act.

8.5 Indemnification Agreements.

The Corporation may enter into separate indemnification agreements with any director or officer providing for indemnification rights consistent with, or broader than, those set forth in this Article VIII, subject to the limitations of the Act.

ARTICLE IX — FORUM SELECTION

9.1 Exclusive Forum.

Unless the Corporation consents in writing to the selection of an alternative forum, the First Judicial District Court of the State of Wyoming, Sheridan County (or, if such court lacks jurisdiction, another state court of the State of Wyoming, or, if no state court of Wyoming has jurisdiction, the federal district court for the District of Wyoming) shall, to the fullest extent permitted by law, be the sole and exclusive forum for: (a) any derivative action or proceeding brought on behalf of the Corporation; (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, or other employee of the Corporation to the Corporation or the Corporation’s shareholders; (c) any action asserting a claim against the Corporation arising pursuant to any provision of the Act, the Articles of Incorporation, or these Bylaws; or (d) any action asserting a claim governed by the internal affairs doctrine.

Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended.

ARTICLE X — EMERGENCY BYLAWS

10.1 Emergency Powers.

In the event of any emergency resulting from a catastrophic event, including a nuclear, biological, or chemical attack, or other comparable emergency, as a consequence of which a quorum of the Board or a committee thereof cannot readily be convened for action, the director or directors in attendance at a meeting shall constitute a quorum, and such director or directors present at such meeting may take any action necessary or appropriate to manage the affairs of the Corporation, in accordance with the Act.

ARTICLE XI — AMENDMENTS

11.1 Amendment by the Board.

Except as otherwise required by the Articles of Incorporation or the Act, these Bylaws may be amended, altered, or repealed, and new bylaws adopted, by a resolution adopted by a majority of the Whole Board.

11.2 Amendment by Shareholders.

These Bylaws may also be amended, altered, or repealed, and new bylaws adopted, by the affirmative vote of the holders of at least a majority of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, at any annual or special meeting of shareholders, provided that notice of the proposed amendment is included in the notice of such meeting.

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 ARTICLE XII — CONSTRUCTION

12.1 Conflict with Articles of Incorporation.

In the event of any conflict between these Bylaws and the Articles of Incorporation, the Articles of Incorporation shall govern.

12.2 Severability.

If any provision of these Bylaws is held by a court of competent jurisdiction to be invalid, illegal, or unenforceable, such provision shall be enforced to the maximum extent permissible and the remaining provisions shall continue in full force and effect.

CERTIFICATE OF SECRETARY

The undersigned, the duly elected and acting Secretary of LONDONLA INC., hereby certifies that the foregoing Bylaws were duly adopted as the Bylaws of the Corporation effective as of the date first set forth above, and that the same are presently in full force and effect.

/s/ Shane Lowry

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Shane Lowry, Secretary